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                                                               Exhibit 23.1

[KPMG PEAT MARWICK LLP LETTERHEAD]

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Piercing Pagoda, Inc.:

We consent to the use of our report included herein and to the references to our firm under the headings "Selected Financial and Operating Data" and "Experts" in the prospectus.

Allentown, Pennsylvania                               KPMG Peat Marwick LLP
May 14, 1997